UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 12, 2010
H&R BLOCK, INC.
(Exact name of registrant as specified in charter)

Missouri	1-6089	44-0607856

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
One H&R Block Way, Kansas City, MO 64105
(Address of Principal Executive Offices) (Zip Code)
(816) 854-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On January 12, 2010, Block Financial LLC (“Block Financial”), a wholly-owned subsidiary of H&R Block, Inc. (“H&R Block”), entered into the Credit and Guarantee Agreement dated as of January 12, 2010 (the “HSBC RAL Participation Credit Facility”), among Block Financial, H&R Block and HSBC Bank USA, National Association (“HSBC”). The HSBC RAL Participation Credit Facility provides funding for Block Financial’s purchases of participation interests in refund anticipation loans (“RALs”), as more fully described in the following paragraphs. The HSBC RAL Participation Credit Facility is separate from the contractual relationships among H&R Block, HSBC and their respective affiliates, pursuant to which HSBC and its affiliates originate RALs and issue refund anticipation checks to eligible clients of H&R Block company-owned and franchise offices on a nationwide basis. Such contractual relationships with HSBC and its affiliates commenced on July 1, 2006, will expire June 30, 2011, and may be extended by H&R Block’s affiliates for two successive one-year renewal terms.
The HSBC RAL Participation Credit Facility provides funding for purchases of participation interests in RALs, such funding totaling (i) $2,500,000,000 through and including March 30, 2010 and (ii) $120,000,000 thereafter through the facility termination date. The HSBC RAL Participation Credit Facility terminates on the earlier of June 30, 2010 or the first day after April 15, 2010 on which the aggregate outstanding amount of purchased RAL participation interests financed by the HSBC RAL Participation Credit Facility is less than $60,000,000. The HSBC RAL Participation Credit Facility bears interest each day at the average of the LIBO Rate for the previous five business days plus an additional margin rate and is subject to various conditions, triggers, events or occurrences that could result in earlier termination. The HSBC RAL Participation Credit Facility contains representations, warranties, covenants and events of default that are customary for financings of this type and are substantially similar to those contained in Block Financial’s two $1,000,000,000 five-year revolving credit facilities. These representations, warranties, covenants and events of default include, without limitation, (i) a covenant requiring H&R Block to maintain a minimum adjusted net worth of at least $1,000,000,000 (less reductions in stockholders’ equity not exceeding an aggregate $350,000,000 due to certain treasury stock repurchases) at the last day of any fiscal quarter and (ii) covenants restricting H&R Block’s and Block Financial’s ability to incur additional debt, incur liens, merge or consolidate with other companies, sell or dispose of their respective assets, liquidate or dissolve, and engage in certain transactions with affiliates.
H&R Block guarantees the performance of Block Financial’s obligations under the HSBC RAL Participation Credit Facility.
In addition to the affiliate relationships discussed above, (i) HSBC is a lending party pursuant to two $1,000,000,000 five-year revolving credit facilities maintained by Block Financial, as borrower, and H&R Block, as guarantor, with various other lenders, (ii) Block Financial may purchase participation interests in RALs originated by certain HSBC affiliates and (iii) certain HSBC affiliates service certain RALs in which Block Financial purchases participation interests.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H&R BLOCK, INC.
Date: January 19, 2010	By:	/s/ Andrew J. Somora
Andrew J. Somora
Assistant Secretary